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                     CONSENT OF US REALTY CONSULTANTS, INC.



    We hereby consent to all references to (i) our Firm and (ii) our appraisal dated December 15, 1995 (the "Appraisal") in this Definitive Consent Solicitation Statement for NYLIFE Realty Income Partners I, L.P. (the "Partnership") and to the inclusion of a summary of the Appraisal in this Definitive Consent Solicitation Statement for the Partnership.



                                          U S REALTY CONSULTANTS, INC.



                                          /s/ Robert J. Feeley
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                                          Print Name: Robert J. Feeley
                                          Print Title: Its Vice President



May 21, 1996